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                                                                    EXHIBIT 4.48

                         AMENDMENT TO WARRANT AGREEMENT

     THIS AMENDMENT TO WARRANT AGREEMENT (this "Amendment"), dated as of March 28, 2001, is between TRANSTEXAS GAS CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, as warrant agent (together with its permitted successors and assigns, the "Warrant Agent").

     WHEREAS, the Company and the Warrant Agent entered into that certain Warrant Agreement dated as of March 15, 2000 (the "Warrant Agreement") (capitalized terms used but not defined herein have the meaning assigned to such terms in the Warrant Agreement);

     WHEREAS, pursuant to the terms and conditions of the Warrant Agreement, Warrants to purchase initially up to 625,000 Warrant Shares may be issued;

     WHEREAS, Section 7.15 of the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") requires rounding and adjusting, as necessary, the total number of Warrants actually issued under the Warrant Agreement and, as a result of the rounding provided for therein, Warrants to purchase 504 Warrant Shares in addition to the 625,000 Warrant Shares specified in the Warrant Agreement were required to be issued;

     WHEREAS, pursuant to, and as contemplated in, the Plan, the Company and John R. Stanley ("Executive") entered into that certain Employment Agreement dated as of March 17, 2000 (the "Employment Agreement"), whereby the Company agreed to issue to Executive each year during the term of the Employment Agreement Warrants to purchase 37,500 Warrant Shares (a total of up to 112,500 Warrant Shares), pursuant to the Warrant Agreement;

     WHEREAS, the Warrant Agreement inadvertently failed to provide for the additional number of Warrants to be issued in accordance with the rounding provision in Section 7.15 of the Plan and the issuance of Warrants to Executive pursuant to the Employment Agreement as provided for in the Plan;

     WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement to provide for the issuance of the additional Warrants necessary to permit the rounding provided for in the Plan and the additional Warrants issuable pursuant to the Employment Agreement;

     WHEREAS, Section 7.3 of the Warrant Agreement provides that the parties thereto, without the consent of any Holder, may amend the Warrant Agreement for the purpose of curing, correcting or supplementing any defective provision contained therein, provided that the Company determines that the amendment shall not adversely affect the rights of the Holders; and

     WHEREAS, the Board of Directors of the Company has determined that this Amendment shall not adversely affect the rights of the Holders.


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     NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Warrant Agreement is hereby amended as set forth below:

     (a) The second recital is amended to read in its entirety as follows:

          WHEREAS, the Plan provides for the execution and delivery of this Agreement by the Company and the issuance of warrants (the "Warrants") to purchase initially 738,004 shares (the "Warrant Shares") of the Company's Class A Common Stock, $0.01 par value per share (the "Common Stock"), at an exercise price of $120 per share, on the terms and subject to the conditions set forth herein;

     (b) The first paragraph of Section 2.2 is amended to read in its entirety as follows:

               Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 738,004 Warrant Shares may be executed, on or after the Issue Date, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Agreement.

2. Except as specifically amended herein, the Warrant Agreement is hereby ratified and confirmed in all respects.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.


                                    TRANSTEXAS GAS CORPORATION

                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as
                                    Warrant Agent

                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------